UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2011

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2011, the Board of Directors (the "Board") of Dollar Financial Corp., a Delaware corporation (the "Company"), amended the terms of the Company’s 2007 Equity Incentive Plan (the "Plan") to provide that any awards granted under the Plan after June 24, 2011 for restricted stock, restricted stock units, performance awards or other awards under the Plan for which the full value of such share is transferred by the Company to the award recipient ("Stock Awards") will be subject to certain vesting restrictions.

Under the Plan as amended, each such Stock Award shall be subject to at least one of the following forfeiture and restrictions and/or vesting conditions (the "Restricted Period"), which may in each case include the pro-rata lapsing of such restrictions and/or conditions over the applicable Restricted Period: (i) if a Stock Award is subject to performance criteria, the vesting period must be at least one (1) year from the date of grant; or (ii) if a Stock Award is subject to a time-based vesting period, the vesting period must be at least three (3) years from the date of grant. Notwithstanding the foregoing, Stock Awards covering up to ten percent (10%) of the total number of shares that may be issued or delivered under the Plan may be subject to a Restricted Period less than the periods described above.

A copy of the Plan, as so amended, is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Dollar Financial Corp. 2007 Equity Incentive Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

June 27, 2011	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance, Corporate Controller and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Dollar Financial Corp. 2007 Equity Incentive Plan, as amended.